Exhibit 10.1

AGREEMENT

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

UNITED POWER, INC.

MEMBERSHIP WITHDRAWAL AGREEMENT
23-TSGT-0052

This Membership Withdrawal Agreement (this “Contract”) is dated as of April 11th, 2024 (the “Agreement Date”), by and between TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation (“Tri-State”) and UNITED POWER, INC., a Colorado cooperative association (“United Power”). Tri-State and United Power are each sometimes hereinafter individually called a “Party” and collectively called the “Parties.”
WHEREAS, Tri-State is an electric generation and transmission cooperative engaged in generating, purchasing, and transmitting electric power and energy to its members in the states of Colorado, Nebraska, New Mexico, and Wyoming;
WHEREAS, United Power is currently a member-owner of Tri-State and purchases wholesale electric power and energy from Tri-State under the terms and conditions of the Wholesale Electric Service Contract, by and between the Parties, dated July 1, 2007 (the “WESC”);
WHEREAS, on September 1, 2021, Tri-State filed Rate Schedule No. 281 (Contract Termination Payment Methodology and Procedures) with the Federal Energy Regulatory Commission (“FERC”) in Docket No. ER21-2818 (“2021 Rate Schedule No. 281”) to govern the rates, terms, and conditions under which a member-owner of Tri-State may withdraw from Tri-State pursuant to Article I, Section 4 of Tri-State’s Amended and Restated Bylaws (“Bylaws”) and terminate its wholesale electric service contract with Tri-State;
WHEREAS, on April 29, 2022, pursuant to the terms of the 2021 Rate Schedule No. 281, United Power provided Tri-State a two-year non-conditional notice of its intent to withdraw (“Withdrawal Notice”) from membership in Tri-State and terminate its WESC, with an effective date of May 1, 2024;

WHEREAS, a FERC Administrative Law Judge issued an Initial Decision on September 29, 2022 related to the 2021 Rate Schedule No. 281 (“Initial Decision”);
WHEREAS, on December 19, 2023, FERC issued an Order on the Initial Decision (“Commission Order”) and directed Tri-State to make a compliance filing, as discussed in the body of the Commission Order;
WHEREAS, on January 25, 2024, Tri-State filed the compliance filing as directed by the Commission Order, including a revised Rate Schedule No. 281 (Contract Termination Payment Methodology and Procedures) (“Rate Schedule No. 281”);
WHEREAS, on March 29, 2024, FERC issued an Order Accepting Compliance Filing, Subject to Further Compliance, and Establishing Hearing and Settlement Judge Procedures related to Tri-State’s compliance filing on Rate Schedule No. 281 that accepted Rate Schedule No. 281, subject to further compliance filing, (“Compliance Filing Order”) and directed Tri-State to make a further compliance filing, as discussed in the body of the Compliance Filing Order;
WHEREAS, Tri-State will soon make such further compliance filing with FERC as directed by the Compliance Filing Order;

WHEREAS, United Power’s Final Payment Amount is $627,194,617.56, subject to true-up as will be provided in future compliance filing for Rate Schedule No. 281 and applicable FERC order, calculated in accordance with the Commission Order and Compliance Filing Order;
WHEREAS, the calculation of United Power’s Final Payment Amount and the terms used and not otherwise defined in this Contract use the Rate Schedule No. 281, as revised by the Compliance Filing Order; and
WHEREAS, United Power serves load only in the Western Interconnection and thus is a Western Interconnection Member (as the term is used in Rate Schedule No. 281).
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the Parties agree to the following:
Section 1. PERFORMANCE OF RESPONSIBILITIES TO WITHDRAW; ANCILLARY AGREEMENTS; AND POWER PURCHASE AGREEMENTS
1.1Each Party shall perform its respective responsibilities as set forth in this Contract in good faith and shall use reasonable efforts to complete those responsibilities on a timely basis.
1.2Ancillary Agreements. Each Party has executed the following agreements (“Ancillary Agreements”):
1.2.1    a Telecommunications and Fiber Sharing Agreement, TS-23-0081 (“TSA”); and
1.2.2    an Operations and Maintenance Agreement, TS-23-0080 (“O&M Agreement”).
1.3Asset Sale. Each Party has executed a Contract for the Purchase and Sale of Transmission Assets, 24-TSGT-0001 (“Purchase Agreement”) that provides for Tri-State to sell and United Power to purchase certain assets and transmission and/or distribution facilities. The cost and terms for such assets are set forth in the Purchase Agreement and payment to Tri-State for the purchase of such assets is not included in United Power’s Final Payment Amount. For the avoidance of doubt, nothing in this Contract obligates or creates an independent duty for Tri-State to sell, or United Power to purchase, any such assets or facilities.
1.4PPAs. Related to the three categories of power purchase agreements that can be used to serve Western Interconnection Member load as described in Rate Schedule No. 281, Tri-State and United Power have agreed the net Proposed Buyout Amount is $0.00 for the Renewables PPAs, Basin CROD PPA, and WAPA Agreements, so the Final Western Interconnection PPA Adjustment upon withdrawal will not result in a credit or debit to the Final Payment Amount (as those terms are defined in Rate Schedule No. 281).
Section 2. WITHDRAWAL
2.1    Subject to satisfaction of the condition precedent described in Section 4, effective at the beginning of the day, as of 12:00:00 a.m. Mountain Prevailing Time, on May 1, 2024 (the

“Withdrawal Time”), the following will simultaneously occur unless otherwise agreed to by the Parties in writing:
2.1.1    United Power’s withdrawal from its membership in Tri-State pursuant to Article I, Section 4 of the Bylaws will become effective;
2.1.2    Except as otherwise provided herein, the contracts identified in Schedule 2.1.2 (including, for avoidance of doubt, the WESC) will terminate and be of no further force and effect; provided that each Party shall continue to indemnify and defend the other Party to the extent set forth in such contracts for claims that arose prior to the Withdrawal Time; and
2.1.3    As United Power has elected to take the discounted value of its patronage capital in a discounted lump sum credit as set out in Rate Schedule No. 281, Tri-State will retire, and United Power will relinquish its right to, any patronage capital retirement or allocation arising from United Power’s membership in Tri-State or Tri-State’s furnishing of wholesale electric service to United Power, including any patronage capital accrued as of the Withdrawal Time and any patronage capital arising under Article VII, Section 3 of Tri-State’s Bylaws, and any property rights it may have in the event of dissolution arising under Article II, Section 1 of Tri-State’s Bylaws or otherwise. Except as provided in Section 3.1.2, no patronage capital will be allocated to United Power or retired to United Power or paid in cash to United Power at any time after the Withdrawal Time. Notwithstanding the foregoing, should Tri-State’s Board of Directors declare any patronage capital retirements prior to the Withdrawal Time, United Power shall receive its proportionate share of such payment(s), and Tri-State shall not modify the date or manner of such payment(s) so as to exclude United Power from such payment(s).
Section 3. CONTRACT TERMINATION PAYMENT
3.1    Exit Fee Payment. No later than 2:00 p.m. Mountain Prevailing Time on April 29, 2024, United Power shall pay into escrow the amount calculated pursuant to the FERC-accepted and effective version of Rate Schedule No. 281 as of April 24, 2024, which is $627,194,617.56 (“Exit Fee”). The Exit Fee will be trued-up after the Withdrawal Time as provided in Section 3.1.2. The Exit Fee is also known as the Final Payment Amount (as the term is defined in Rate Schedule No. 281). The payment of the Exit Fee shall be made in immediately available funds to a nationally recognized escrow agent such as a state or federally chartered commercial bank with an office in the State of Colorado, with assets of at least $1 billion, selected by United Power that is acceptable to Tri-State (the “Escrow Agent”), such acceptance not to be unreasonably withheld, pursuant to an escrow agreement to be entered into by the Parties in a form mutually acceptable to Tri-State, United Power, and the Escrow Agent (“Escrow Agreement”) by no later than April 18, 2024. The Parties have agreed to BOFK, National Association, as the Escrow Agent.
3.1.1    Final Payment Amount. As communicated to United Power on March 29, 2024, United Power’s Final Payment Amount is $627,194,617.56, calculated in accordance with Tri-State’s compliance filing for Rate Schedule No. 281 and the Compliance Filing Order, includes the following formula and inputs: Annual Western Interconnection CTP Amount ($709,482,595.56) + Final Western Interconnection PPA Adjustment ($0.00) – Final Patronage Capital Credit (based upon United Power’s allocated patronage capital balance as of December 31,

2023) ($82,199,988.31) – Regulatory Liabilities Credit (based upon information as of March 29, 2024) ($87,989.69), subject to true-up pursuant to Section 3.1.2.
3.1.2    Regulatory Liabilities Credit and Accrued Patronage Capital True-Up. As the Regulatory Liabilities Credit is based upon information as of March 2024, the Final Payment Amount (also known as the Exit Fee) used an estimate of United Power’s Regulatory Liabilities Credit and thus subject to true-up (“Regulatory Liabilities True-Up”). As the Final Patronage Capital Credit is based upon United Power’s allocated patronage capital balance as of December 31, 2023, the Final Payment Amount used an estimate of United Power’s Final Patronage Capital Credit and thus is subject to true-up for accrued patronage capital for January 1, 2024 through April 30, 2024 for United Power (“Accrued Patronage Capital True-Up”). The Regulatory Liabilities True-Up and Accrued Patronage Capital True-Up will be in accordance with Tri-State’s future compliance filing for Rate Schedule No. 281 and applicable FERC order.
3.2    Exit Fee True-Up - FERC Order. If, after April 24, 2024, the Exit Fee is modified by FERC pursuant to a final and non-appealable FERC order, then within 60 days after such order becomes final and non-appealable, (a) United Power shall pay Tri-State any deficiency (i.e., if the final Exit Fee is greater than the amount United Power paid at the Withdrawal Time, subject to true-up as provided in Section 3.1.2) or (b) Tri-State shall refund the excess amount of the final determined Exit Fee to United Power (i.e., if the final Exit Fee is less than the amount United Power paid at the Withdrawal Time, subject to true-up as provided in Section 3.1.2).
3.3    Escrow. The Escrow Agent, at the expense of United Power, shall hold the Exit Fee in escrow and shall deliver the Exit Fee to Tri-State as set forth in the Escrow Agreement; provided, however, if this Contract is terminated pursuant to the provisions of this Contract prior to the Withdrawal Time, the Escrow Agent shall promptly return the payments made pursuant to this Section 3, together with any interest in the applicable escrow account, to United Power pursuant to the Escrow Agreement. The Escrow Agreement shall incorporate escrow instructions that are consistent with Schedule 3.1. Any interest on the amounts held in escrow shall be taxable to, and accrue for the benefit of, United Power. If the closing on United Power’s withdrawal from membership in Tri-State does not occur pursuant to the terms of this Contract and United Power remains a member-owner of Tri-State and continues to purchase and pay Tri-State for all electric service in accordance with and subject to the terms of the WESC, the Parties shall promptly instruct the Escrow Agent to promptly return the payments made by United Power pursuant to Section 3.1, together with any interest in the applicable escrow account, to United Power pursuant to the Escrow Agreement.
Section 4. CONDITION PRECEDENT TO WITHDRAWAL
4.1    Tri-State Condition. United Power’s withdrawal from membership in Tri-State and termination of its WESC is contingent upon United Power’s satisfaction of the following condition, or Tri-State’s waiver of such condition, which is a material term of this Contract:
4.1.1    Payment. United Power’s payment of the Exit Fee into escrow in immediately available funds in accordance with Section 3.1 above and United Power’s execution and delivery to Tri-State and the Escrow Agent of the written instructions no later than 2:00 p.m. Mountain Prevailing Time on April 29, 2024 to release the escrowed money to Tri-State as described in the Escrow Agreement.

Section 5. COVENANTS
5.1    WESC.
5.1.1Until the Withdrawal Time, United Power will continue to purchase and pay Tri-State for all electric service, including capacity and energy, which United Power shall require for the operation of its system at Tri-State’s Class A member rate, in accordance with and subject to the terms of the WESC (and other related agreements currently in effect).
5.1.2    Notwithstanding any other provisions of this Contract, United Power shall continue to remain responsible for and shall pay Tri-State, in accordance with the payment provisions of the WESC, for any unpaid bills related to electric service, including, but not limited to, the bill for electric service for the last month of service, and for any other unpaid bills or work whether arising under the WESC or other applicable contracts (including the contracts identified in Schedule 2.1.2) incurred prior to the Withdrawal Time. After the Withdrawal Time, United Power shall promptly return to Tri-State any Tri-State membership certificate(s) in United Power’s possession.
5.1.3    After April 30, 2024, United Power shall not be entitled to, and Tri-State has no obligation to, pay United Power for, any renewable performance payments for renewable energy credits (also known as environmental attributes) (“RECs”) arising under any of the Renewable Project Performance Payment Contracts identified in Schedule 2.1.2 (“REC Contracts”). For clarity, United Power shall be entitled to, and Tri-State has an obligation to pay United Power for, any renewable performance payments for RECs generated or created, or associated with energy generated on or prior to April 30, 2024 related to the REC Contracts; provided that (i) United Power submits an attestation as required by the REC Contracts to Tri-State (ii) and for the period of January 1, 2024 through April 30, 2024, United Power submits an attestation as required by the REC Contracts to Tri-State by June 1, 2024. United Power shall not be obligated to transfer title to any RECs for which it has ownership arising under any of such REC Contracts. United Power shall not be entitled to and Tri-State will have no obligation to pay United Power for any energy efficiency rebates, credits, or services earned after April 30, 2024, pursuant to Tri-State’s energy efficiency program (electrify and save program). For clarity, United Power shall be entitled to, and Tri-State has an obligation to pay United Power for, any energy efficiency rebates, credits, or services earned prior to May 1, 2024 pursuant to Tri-State’s energy efficiency program (electrify and save program); provided that (i) United Power submits any rebate requests by the time as specified in the electrify and save program to Tri-State (ii) and for the period of January 1, 2024 through April 30, 2024, United Power submits any rebate requests as specified in the electrify and save program to Tri-State and by no later than May 31, 2024. After April 30, 2024, United Power shall not be entitled to, and Tri-State will have no obligation to provide, any benefits or financial support associated with any beneficial electrification programs, including, but not limited to, electric vehicle charging stations and on-bill repayment programs, that are or will be provided to Tri-State’s other members.
5.2    WREGIS Account and Qualified Reporting Services.
5.2.1    Beginning at the Withdrawal Time, Tri-State will cease to be the Generator Agent (as defined in the Western Renewable Energy Generation Information System (or successor organization) (“WREGIS”) Operating Rules) for the projects described in any of the contracts identified in Schedule 5.2.1 (“Board Policy 117 Projects”). The Parties executed the WREGIS assignment revocation notice for all the Board Policy

117 Projects owned by the United Power with a termination date effective as of the Withdrawal Time and Tri-State provided such notice to WREGIS. United Power reasonably cooperated with Tri-State and Tri-State obtained the generator owner’s signature of the WREGIS assignment revocation notice for all Board Policy 117 Projects not owned by United Power.
5.2.2    United Power notified Tri-State in writing to which WREGIS account each of the Board Policy 117 Projects will be associated. Tri-State has notified WREGIS of the new account. Any transfers of WREGIS accounts for Board Policy 117 Projects shall be in accordance with WREGIS Operating Rules. After the Withdrawal Time, United Power shall have responsibility to WREGIS related to the Board Policy 117 Projects.
5.2.3    Beginning as of the Withdrawal Time, Tri-State will cease performing any qualified reporting services and will no longer be the Qualified Reporting Entity (as defined in the WREGIS Operating Rules) for the Board Policy 117 Projects. On and after the Withdrawal Time, United Power shall be solely responsible for obtaining a Qualified Reporting Entity for the Board Policy 117 Projects, including for the final billing period under the WESC.
5.3    Transmission Service. If United Power requires transmission service from Tri-State subsequent to the Withdrawal Time, United Power shall have the sole obligation to apply for and obtain transmission service commencing on the Withdrawal Time, and Tri-State shall have no liability to United Power for United Power’s failure to apply for or obtain such transmission service pursuant to the terms and conditions of Tri-State’s Open Access Transmission Tariff (“OATT”), with the exception of Tri-State’s failure to comply with the terms and conditions of its OATT, provided that Tri-State shall reasonably cooperate with United Power in connection with such application in accordance with its OATT. Nothing in this Contract shall restrict, limit or modify in any way United Power’s right to receive any refunds that are ordered by FERC related to United Power’s status as a transmission customer under Tri-State’s OATT.
5.4    RPS Compliance and REC Transfer.
5.4.1    RPS Compliance. Historically, Tri-State has assisted its members with their respective state renewable energy standard/renewable portfolio standard (“RPS”) compliance obligation, if the member has such an obligation, including the retirement of RECs in WREGIS associated with such compliance obligation. Tri-State will assist United Power with United Power’s Colorado RPS compliance obligation for the 2023 calendar year, including the retirement of RECs in WREGIS associated with such 2023 RPS compliance obligation, in the same manner that it assists Tri-State’s other members and in accordance with Tri-State’s Board Policy 117. Tri-State will provide United Power the information consistent with what Tri-State has provided United Power in the past and in time for United Power to comply with United Power’s June 1, 2024 Colorado RPS compliance reporting requirement for the 2023 calendar year. United Power shall reasonably cooperate with Tri-State for Tri-State to provide such assistance. United Power shall have the sole obligation, without any assistance from Tri-State, for United Power’s compliance with its RPS compliance obligation for the 2024 calendar year and any calendar year thereafter. For clarity, all RECs arising out of the REC Contracts for which United Power has title and ownership pursuant to the REC Contracts, along with any other RECs that United Power owns, are used first to satisfy United Power’s 2023 calendar year RPS compliance, including RECs from prior years. Only if United Power does not have enough RECs, will Tri-State have an obligation to provide any additional Tri-State owned RECs. The final step of the compliance process for United Power’s 2023 calendar year RPS compliance obligation is usually completed in the third quarter of 2024 when Tri-State retires the RECs in WREGIS by moving such RECs into a retirement WREGIS account (“Completion of Compliance”).
5.4.2    REC Transfer. On or before July 31, 2024, Tri-State will transfer from Tri-State’s WREGIS account into United Power’s WREGIS account, in accordance with WREGIS Operating Rules, all 2024 RECs arising out of the Board Policy 117 Projects and/or REC Contracts that are in Tri-State’s WREGIS account on the date of such transfer and to which United Power has title and ownership pursuant to the REC Contracts. On or before August 30, 2024, United Power will transfer from United Power’s WREGIS account into Tri-State’s WREGIS account, in accordance with WREGIS Operating Rules, all 2024 RECs arising out of the Board Policy 117 Projects and/or REC Contracts that are in United Power’s WREGIS account on the date of such transfer and to which Tri-State has title and ownership pursuant to the REC Contracts. Within 15 days after the Completion of Compliance, Tri-State will transfer from Tri-State’s WREGIS account into United Power’s WREGIS account, in accordance with WREGIS Operating Rules, all 2023 and prior RECs (including any 2024 RECs created after the transfer referenced in the first sentence in this Section) that have not been retired arising out of the Board Policy 117 Projects and/or REC Contracts that are in Tri-State’s WREGIS account and to which United Power has title and ownership pursuant to the REC Contracts. None of these transfers by Tri-State will include any RECs that Tri-State purchased pursuant to the REC Contracts or any RECs that are retired as part of United Power’s compliance with its RPS compliance obligation. Each Party will be responsible for any WREGIS transfer fees that WREGIS assesses to that Party. United Power notified Tri-State in writing to which WREGIS account the United Power’s RECs will be transferred at the times described herein. The number of RECs to be retired as part of United Power’s 2023 Colorado RPS compliance obligation are not known as of the Agreement Date.
5.5    Metering Coordination. After the Withdrawal Time, each Party shall reasonably cooperate with the other Party and provide such other Party timely metering information and related data in formats agreed upon by the Parties from any distributed generation metering points on United Power’s system, including, but not limited to, any qualifying facilities, in order for Tri-State to perform final billing for electric service pursuant to the WESC (and other related agreements). Any ongoing sharing of metering information and related data for transmission service billing under the OATT, operational needs, or other needs of United Power will be pursuant to the applicable OATT agreements and other future agreements as mutually agreed to by the Parties.
5.6    FERC Approvals. Tri-State shall, at its expense, make all FERC filings and obtain all FERC approvals that Tri-State reasonably determines is appropriate for Tri-State to obtain or make related to United Power’s withdrawal from its membership in Tri-State (including any Ancillary Agreements) or termination of the contracts identified in Schedule 2.1.2 (including the WESC). Tri-State shall act in good faith and promptly take all actions reasonably necessary to obtain such approvals and consents and make such filings. However, if FERC does not approve or accept for filing any filings related to this Contract, the Ancillary Agreements, or any agreements identified in Schedule 2.1.2, to the extent they are required to be filed, without condition or modification (unless such condition or modification is mutually agreeable to the Parties as evidenced by their written agreement), the Parties agree to work together in good faith to agree upon terms and conditions that are acceptable to them and to FERC.
5.7    Class A Refund and True Up. To the extent Tri-State’s Class A member rate becomes subject to refund that covers the period prior to the Withdrawal Time, for any energy,

power or services United Power purchased from Tri-State during the refund period (but not later than the Withdrawal Time), United Power shall be eligible to receive, and Tri-State shall issue, refunds to United Power consistent with FERC directives; provided however, that in lieu of such refund being deducted from the Class A rate or a line item on the invoice for the wholesale electric services contract, Tri-State shall pay such amount to United Power. To the extent Tri-State’s Class A member rate becomes subject to a true-up that covers the period prior to the Withdrawal Time, for any energy, power or services United Power purchased from Tri-State during the refund period (but not later than the Withdrawal Time), United Power shall pay Tri-State, or Tri-State shall pay United Power, such true-up amount, subject to the terms of the effective rate on file with FERC; provided however, that in lieu of such true up being added to the Class A rate or a line item on the invoice for the wholesale electric services contract, United Power shall pay such amount directly to Tri-State within 30 days of receipt of an invoice from Tri-State.
5.8    Membership Termination Certificate. United Power shall execute and deliver to Tri-State a Membership Termination Certificate in the form of Exhibit A to this Contract (the “Termination Certificate”) concurrently with delivery of the written escrow instructions specified in Section 4.1.1. Upon receipt of such Termination Certificate, Tri-State shall execute and deliver to United Power the Termination Certificate.

Section 6. REPRESENTATIONS AND WARRANTIES
6.1    United Power Representations and Warranties. United Power represents and warrants to Tri-State, as of the Agreement Date, as follows:
6.1.1    Existence; Organization and Power. United Power is (a) duly organized, validly existing, and in good standing under the State of Colorado and (b) has all requisite power and authority to (i) conduct its business as it is now being conducted and (ii) execute, deliver, and perform this Contract and all Ancillary Agreements and instruments executed and delivered in connection with the transactions contemplated by this Contract.
6.1.2    Authorization. The execution, delivery and performance by United Power of this Contract and all Ancillary Agreements and instruments executed and delivered in connection with the transactions contemplated by this Contract have been duly authorized by all necessary corporate or other organizational action.
6.1.3    Binding Effect. This Contract and each Ancillary Agreement has been, duly executed and delivered by United Power. This Contract and each Ancillary Agreement constitutes a legal, valid and binding obligation of United Power, enforceable against United Power in accordance with its terms.
6.2    Tri-State Representations and Warranties.    Tri-State represents and warrants to United Power, as of the Agreement Date, as follows:
6.2.1    Existence; Organization and Power. Tri-State is (a) duly organized, validly existing, and in good standing under the laws of the State of Colorado and (b) has all requisite power and authority to (i) conduct its business as it is now being conducted and (ii) execute, deliver, and perform this Contract and all Ancillary Agreements and instruments executed and delivered in connection with the transactions contemplated by this Contract.

6.2.2    Authorization. The execution, delivery and performance by Tri-State of this Contract and all Ancillary Agreements and instruments executed and delivered in connection with the transactions contemplated by this Contract have been duly authorized by all necessary corporate or other organizational action.
6.2.3    Binding Effect. This Contract and each Ancillary Agreement has been, duly executed and delivered by Tri-State. This Contract and each Ancillary Agreement constitutes a legal, valid and binding obligation of Tri-State, enforceable against Tri-State in accordance with its terms.
Section 7. TERMINATION; REMEDIES
7.1    Events of Termination. This Contract may be terminated as follows:
7.1.1    For Cause.
(a)By Tri-State, upon written notice to United Power, if (a) United Power fails to pay the Exit Fee to the Escrow Agent by the time and date specified in Section 3.1 (so long as such failure is not as a result of Tri-State’s breach or default of this Contract) or (b) United Power fails to execute and deliver the written instructions to release the escrowed money to Tri-State by the time and date described in Section 4.1.1 (so long as such failure is not as a result of Tri-State’s breach or default of this Contract) and if United Power fails to cure all such failures prior to the Withdrawal Time; or
(b)By a Party, upon written notice to the other Party, due to a material breach or default by the other Party of this Contract (other than breach or default as provided above) and failure to cure such breach or default within 10 days (or such other reasonable period of time as mutually agreed between the Parties, or as otherwise ordered by FERC) after receipt of notice of such breach or default from the non-defaulting Party;
7.1.2    Termination after Withdrawal Time. By either Party, upon written notice to the other Party, after May 1, 2024, in the event the closing on United Power’s withdrawal from membership in Tri-State did not occur on May 1, 2024, and so long as such failure to occur is not as a result of the terminating Party’s breach or default of this Contract; or
7.1.3    Mutual Consent. By the mutual written consent of the Parties.
Notwithstanding any terms and conditions of this Contract to the contrary, Tri-State’s failure or inability to obtain any FERC approval or consent, shall not be considered a breach or default of this Contract or any breach of warranty or representation; provided that Tri-State shall have taken any and all such actions that are reasonably necessary to obtain such approvals and consents.
If Tri-State terminates this Contract pursuant to Section 7.1, United Power’s Withdrawal Notice is automatically deemed to be rescinded by mutual agreement of the Parties and deemed null and void.
7.2    Remedies. If a Party terminates the Contract pursuant to Section 7.1.1 due to the breach or default of the other Party, the non-defaulting Party may pursue any and all remedies it may have at law, in equity, and under this Contract, except to the extent otherwise limited or restricted as set forth in this Contract or any directive issued by FERC.

Section 8. TERM OF CONTRACT; SURVIVAL
8.1    This Contract is effective upon the date specified by FERC (the “Effective Date”). Tri-State shall file this Contract with FERC within ten (10) business days of Tri-State’s receipt of this Contract executed by United Power. This Contract shall, unless terminated earlier pursuant to Section 7.1 of this Contract, remain in effect through the Withdrawal Time. After the Withdrawal Time and if the closing on United Power’s withdrawal from membership occurs pursuant to the terms of this Contract, Sections 1.2, 3.1.2, 3.2, 5.1.2, 5.1.3, 5.2, 5.3, 5.4, 5.5, 5.7, 5.8, and 8 through 18, along with any other provision that by its nature would reasonably be intended to survive, shall survive the Withdrawal Time. If the closing on United Power’s withdrawal from membership does not occur pursuant to the terms of this Contract or if this Contract is terminated pursuant to Section 7.1, all obligations of the Parties under this Contract will cease; provided that Sections 3.3, 7 and 8 through 18, along with any other provision that by its nature would reasonably be intended to survive, shall survive the termination of this Contract.
Section 9. LIMITATION OF LIABILITY
9.1    Neither Party shall be liable to the other Party for any indirect, incidental, special, punitive, exemplary, or consequential damages, including, but not limited to, loss of use, loss of revenue, loss of profit, cost of replacement power and energy, interest charges, or cost of capital; provided that the foregoing and the other provisions of this Contract shall not limit, prevent or restrict the rights of the Parties under sections 205 or 206 of the Federal Power Act and FERC’s rules and regulations thereunder, including seeking recovery of costs (including the types of costs listed in this Section) in a filing with FERC.
Section 10. ENTIRE AGREEMENT
10.1     This Contract, including its schedules and exhibits (which are incorporated by reference), together with Rate Schedule No. 281, constitutes the entire agreement between the Parties and supersedes all previous communications, representations, or agreements, either oral or written, with respect to the subject matter of this Contract; provided that this Contract does not supersede or amend that Confidential Settlement Agreement, dated as December 8, 2023, between the Parties.
Section 11. AMENDMENT
11.1    This Contract may only be amended in a writing, signed by both Parties, with the effectiveness of such amendment, subject to acceptance by FERC (if applicable).
Section 12. COUNTERPARTS
12.1     This Contract and any of its certificates may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Contract and any of its certificates may be electronically signed and electronic signatures appearing on such are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Delivery may be effected by actual delivery or by electronic transmission of an executed counterpart copy to the other Party.

Section 13. ASSIGNMENT
13.1     Except as provided herein, neither Party shall assign any of its rights, title, or interests or delegate any performance under this Contract without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Each Party shall have the right at any time and from time to time to mortgage, create, or provide for a security interest in or convey in trust its rights, titles, and interests in this Contract to a lender, mortgagee, or trustee under deeds of trust, mortgages, or indentures, or to secured parties under security agreements, as security for its present or future bonds or other obligations or securities, and to any successors or assigns thereof without need for the prior consent of the other Party, and without the lender, mortgagee, trustee, or secured party assuming or becoming in any respect obligated to perform any of the obligations of such Party. Any lender, mortgagee, trustee, or secured party under a present or future deed of trust, mortgage, indenture, or security agreement of a Party and any successor thereof by action of law or otherwise, and any purchaser, transferee, or assignee of any thereof may, without need for the prior consent of the other Party, succeed to and acquire all the rights, titles, and interests of the borrowing Party in this Contract, and may foreclose upon said rights, titles, and interests of the borrowing Party. Any purported assignment in violation of this Section is voidable.
Section 14. NO THIRD -PARTY BENEFICIARIES
14.1    This Contract does not and is not intended to confer any rights or remedies upon any third party.
Section 15. NOTICES
15.1    Any notice, consent or other communication required to be made in writing under this Contract shall be delivered (a) in person; (b) by nationally recognized overnight courier (charges prepaid); or (c) by email transmission, provided the sender receives written confirmation from the intended recipient that the recipient received the email, in each case properly addressed to the persons specified below. Either Party may from time to time change its contact information for the purposes of notices, consents, or other communications by a similar notice to the other Party specifying new contact information, but no such change shall become effective until it is actually received by the other Party. All notices, consents, or other communications required or permitted under this Contract that are addressed as provided in this Section shall be deemed to have been given (i) upon delivery if delivered in person or by overnight courier, or (ii) upon the notice sender’s receipt of written confirmation of delivery from the notice recipient, if delivered by email. Notices shall be addressed as follows:
If to United Power:
United Power, Inc.
Attn: Dean Hubbuck
500 Cooperative Way
Brighton, CO 80603
Email: dhubbuck@unitedpower.com

With a copy to:
United Power, Inc.
Attn: Robin Z. Meidhof
Senior Vice President and Chief Legal Counsel
Email: rmeidhof@unitedpower.com

If to Tri-State:
Tri-State Generation and Transmission Association, Inc.
Attn: Senior Vice President, General Counsel
1100 W. 116th Avenue
Westminster, CO 80234
Email: jsturhahn@tristategt.org
Section 16. WAIVER
16.1    The failure or delay of any Party to enforce any right arising under this Contract on one or more occasions, or a Party’s particular course of conduct, will not operate as a waiver of that or any other right on that or any other occasion. A waiver at any time by a Party to this Contract of its rights with respect to any matter arising under or in connection with this Contract shall not be deemed to be a waiver with respect to any subsequent matter. A waiver must be in writing and signed by the Party against whom enforcement is sought in order to be effective.
Section 17. HEADINGS
17.1    Headings and captions are for reference only and shall not be construed as interpretations of the text of this Contract.
Section 18. SEVERABILITY
18.1    The invalidity or unenforceability of any provision of this Contract shall not affect or impair any other provision, and the invalid or unenforceable provision shall be modified to the extent necessary to make it valid and enforceable.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Membership Withdrawal Agreement to be duly executed by and through their authorized representatives as of the Agreement Date.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By (signature): /s/ Duane Highley

Name: Duane Highley
Title: Chief Executive Officer

UNITED POWER, INC.

By (signature): /s/ Mark A. Gabriel

Name: Mark A. Gabriel
Title: President and Chief Executive Officer

SCHEDULE 2.1.2

LIST OF CONTRACTS THAT TERMINATE AT
THE WITHDRAWAL TIME

Tri-State Contract No.	Date of Contract	Title

WESC
N/A	7/1/2007	Wholesale Electric Service Contract*
Policy 115 Generation Contracts/ Member Project Contracts
TS-11-0155A	9/28/2021	Amended and Restated Generation Contract for the Hanger Solar 160 Solar Project*
TS-15-0215	11/10/2015	Generation Contract for the Fort Lupton Solar Project* (aka Jenkins Solar)
TS-15-0243	2/5/2016	Generation Contract for the Mead Solar Project* (aka Maverick Solar)
TS-16-0135	11/18/2016	Generation Contract for the Platteville Solar Project* (aka Platte Solar I)
TS-19-0168	11/27/2019	Generation Contract for the Sol Partners Community Solar Project*
TS-20-0028	6/23/2020	Generation Contract for the Rattlesnake Solar Project* (aka Platte Solar II)
TS-21-0082	7/30/2021	Member Project Contract for the Erie Landfill Project*
Policy 117 Renewable Project Performance Payment Contracts
TS-15-0216	11/10/2015	Renewable Project Performance Payment Contract for the Fort Lupton Solar Project (aka Jenkins Solar)
TS-15-0217	4/8/2016	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS and Management of Renewable Energy Credits - Fort Lupton Solar Project#
TS-15-0244	2/5/2016	Renewable Project Performance Payment Contract for the Mead Solar Project (Policy 115 Companion Contract) (aka Maverick Solar)
TS-15-0245	8/31/2016	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS and Management of Renewable Energy Credits - Mead Solar Project#
TS-16-0136	11/18/2016	Renewable Project Performance Payment Contract for the Platteville Solar Project (Policy 115 Companion Contract) (aka Platte Solar I)
TS-17-0061	6/30/2017	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS and Management of Renewable Energy Credits - Platteville Solar Project#
TS-19-0137	10/29/2019	Master REC Purchase Agreement (Covering Net Metered Projects)
Schedule 2.1.2

TS-19-0169	6/23/2020	REC Purchase Contract for the Sol Partners Community Solar Project (Policy 115 Companion Contract)
TS-20-0029	6/23/2020	REC Purchase Contract for the Rattlesnake Solar Project (Policy 115 Companion Contract) (aka Platte Solar II)
TS-20-0182	12/2/2020	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS - Rattlesnake Solar (aka Platte Solar II) Project#
TS-21-0083	9/30/2021	REC Purchase Contract for the Erie Landfill Project (Policy 115 Companion Contract)
TS-21-0084	9/30/2021	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS - Erie Landfill Project#
Transmission and Telecommunication Agreements
TS-91-0023	10/31/1991	Golden Aluminum Company (Coors) Letter Agreement
TS-02-0023	2/18/2003	Letter Agreement for Del Camino-Rinn 115kv Transmission Project*
TS-02-0033	6/27/2002	Letter Agreement for United Power System Improvement Project*
TS-07-0089	12/6/2007	Letter Agreement for the Spindle Hill 230 Point of Delivery
TS-12-0230	5/1/2016	Facilities Management Agreement*
TS-13-0088	3/6/2015	Telecommunications Sharing Agreement
TS-15-0015	9/10/2018	Letter Agreement for Colfer 13.2 and 69 kV Point of Delivery
TS-16-0051	9/30/2016	Letter Agreement for Installation of Metering, Telecommunications, and SCADA Equipment for the SR Jenkins Solar Facility
TS-16-0052	12/8/2016	Letter Agreement for Installation of Metering, Telecommunications, and SCADA Equipment for the SR Maverick Solar Facility
TS-17-0096	1/24/2018	Letter Agreement for Installation of Metering, SCADA, Telecommunications, and Protection for the SR Platte Solar Facility (Platteville Solar Project)
TS-18-0124	11/28/2018	Letter Agreement for Arnold 24.9 kV Point of Delivery
TS-19-0041	4/15/2019	Letter Agreement for Henry Lake 13.2 kV Point of Delivery*
TS-19-0090	8/29/2019	Letter Agreement for Davis and Greenhouse 69kV Points of Delivery*
TS-20-0096	9/10/2020	Letter Agreement for Installation of Metering, SCADA, Telecommunications, and Protection for the Platte Solar Farm II Facility
TS-21-0049	7/26/2021	Letter Agreement for the Davis T4 115/13.2 kV Point of Delivery*
TS-21-0100	7/22/2022	Letter Agreement for Reunion T3 230kV Point of Delivery*
Schedule 2.1.2

TS-22-0068	9/16/2022	Letter Agreement for JL Green T2 230kV Point of Delivery*
TS-22-0116	10/6/2022	Letter Agreement for Cost Allocation of Substation Demarcation Costs
Other
19-TSGT-0112	10/30/2019	Non-Disclosure Agreement
TS-20-0005	1/8/2020	United Power Discussion Agreement
*Filed with FERC
#third party also a party to contract

Schedule 2.1.2

SCHEDULE 3.1
ESCROW INSTRUCTIONS
1.    Withdrawing Member Escrow Funds. No later than the time and date required by the Membership Withdrawal Agreement, dated as of _______, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Withdrawal Agreement”), United Power will transfer funds in the amount of the Exit Fee $_______ (the “Withdrawing Member Escrow Funds”), by wire transfer of immediately available funds, to an interest bearing escrow account designated by Escrow Agent (the “Escrow Account”). It is hereby expressly stipulated and agreed that all interest and other earnings on the Withdrawing Member Escrow Funds shall be taxable to, and accrue for the benefit of, United Power.
2.    Disbursement of Withdrawing Member Escrowed Funds.
a.    Upon satisfaction (or waiver in accordance with the Withdrawal Agreement) of the condition precedent set forth in Section 4 of the Withdrawal Agreement (other than the delivery of the written instructions) on or prior to 2:00 p.m. Mountain Prevailing Time April 29, 2024, United Power and Tri-State shall jointly direct in writing (“Written Instructions”) the Escrow Agent to disburse the Withdrawing Member Escrow Funds to Tri-State by wire transfer to Tri-State’s account to be set forth in such Written Instructions by (i) 10:00 a.m. Mountain Prevailing Time on the day of the Withdrawal Time if the day of the Withdrawal Time is a day other than a Saturday, Sunday or federal holiday (“Business Day”) or (ii) 10:00 a.m. Mountain Prevailing Time on the first Business Day after the day of the Withdrawal Time if the Withdrawal Time is not a Business Day.
b.    Unless otherwise specified in the Escrow Agreement or Section 2 hereof, Escrow Agent shall disburse the Withdrawing Member Escrow Funds at any time and from time to time, upon receipt of, and in accordance with written instructions signed by both United Power and Tri-State. Except as set forth in Section 2 hereof, neither Tri-State nor the United Power shall receive any Withdrawing Member Escrow Funds under this Escrow Agreement except to the extent United Power and Tri-State deliver to Escrow Agent written instructions to disburse to Tri-State or United Power, as applicable, some or all of the applicable Withdrawing Member Escrow Funds.

SCHEDULE 5.2.1
LIST OF CONTRACTS FOR TRI-STATE GENERATOR AGENT

Tri-State Contract No.	Date of Contract	Title
TS-15-0217	4/8/2016	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS and Management of Renewable Energy Credits - Fort Lupton Solar Project#
TS-15-0245	8/31/2016	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS and Management of Renewable Energy Credits - Mead Solar Project#
TS-17-0061	6/30/2017	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS and Management of Renewable Energy Credits - Platteville Solar Project#
TS-20-0182	12/2/2020	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS - Rattlesnake Solar (aka Platte Solar II) Project#
TS-21-0084	9/30/2021	Letter Agreement - Assignment of Registration and Account Management Rights for WREGIS - Erie Landfill Project#
#third party also a party to contract

Exhibit A – Membership Termination Certificate
Certificate of Withdrawal of Membership
THIS CERTIFICATE OF WITHDRAWAL OF MEMBERSHIP (“Certificate”) is made and effective on May 1, 2024, by and between TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation (“Tri-State”) and UNITED POWER, INC., a Colorado cooperative association (“United Power”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contract (defined below).
WHEREAS, Tri-State and United Power have entered into that certain Membership Withdrawal Agreement dated ____, 2024 (the “Contract”), wherein United Power will withdraw from membership in Tri-State and terminate the WESC.
NOW, THEREFORE, in consideration of United Power’s payment of the Exit Fee, Tri-State and United Power hereby acknowledge and agree as follows:
1)With the execution and delivery of this Certificate, the condition set forth in Section 4 of the Contract has been satisfied.
2)Effective as of 12:00:00 a.m. Mountain Prevailing Time on May 1, 2024:
a.United Power has withdrawn from its membership in Tri-State pursuant to Article I, Section 4 of the Bylaws and is not entitled to any of the rights or bound by any obligations of a member of Tri-State; and
b.the contracts identified in Schedule 2.1.2 to the Contract, including the WESC, are terminated and of no further force and effect, except to the extent set forth in the Contract.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the date first written above.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By (signature):

Name:
Title:

UNITED POWER, INC.

By (signature):

Name:
Title: